Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated November 8, 2010 relating to the financial statements of New Roc Hotels, LLC which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Allen P. DeLeon, CPA

DeLeon & Stang, CPAs & Advisors, LLC

Gaithersburg, Maryland

January 26, 2012